Exhibit 99(f)

Consent of Independent Auditors

The Board of Directors
General Electric Company

We consent to the incorporation by reference in the registration statements Nos. 33-47085, 33-50639, 33-39596, 33-39596-01, 33-29024, 333-59671, 333-96571, 333-72566 and 333-71778 on Form S-3; Nos. 333-01947 and 333-42442 on Form S-4; and Nos. 33-35922, 333-01953, 333-96287, 333-42695, 333-74415, 333-83164, 333-98877, 333-94101, 333-65781, 333-88233 and 333-57734 on Form S-8 of General Electric Company of our report dated February 8, 2002, except as to notes 10, 12, and 27, which are as of September 17, 2002, relating to the consolidated financial position of General Electric Company and consolidated affiliates as of December 31, 2001 and 2000, and the related consolidated statements of earnings, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the Form 8-K of General Electric Company dated September 17, 2002. Our report refers to changes  in the method of accounting for derivative instruments and hedging activities and impairment of certain beneficial interests in securitized assets.

/s/ KPMG LLP

Stamford, Connecticut
September 17, 2002